Exhibit 5.1

[Witherspoon, Kelley, Davenport & Toole Letterhead]

September 30, 2011

Sterling Financial Corporation

111 North Wall Street

Spokane, WA 99201

Ladies and Gentlemen:

We have acted as counsel to Sterling Financial Corporation (“Sterling”) in connection with the Registration Statement on Form S-1 (the “Form S-1”), File Number 333-169579 (the “Registration Statement”), filed by Sterling with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 24, 2010, (1) as amended by Amendment No. 1 thereto filed on November 3, 2010, Amendment No. 2 thereto filed on November 8, 2010, and declared effective by the SEC on November 12, 2010, and (2) as subsequently amended by Post-Effective Amendment No. 1 thereto filed on June 8, 2011, Post-Effective Amendment No. 2 thereto filed on July 12, 2011, Post-Effective Amendment No. 3 thereto filed on August 4, 2011, Post-Effective Amendment No. 4 thereto filed on September 21, 2011 and Post-Effective Amendment No. 5 thereto filed on the date hereof, all of which are post-effective amendments to the Form S-1 on Form S-3 filed by the Company to convert the Form S-1 into a registration statement on Form S-3. The Registration Statement was filed for the purpose of registering under the Securities Act (i) up to 32,415,161 shares of Sterling Common Stock, having no par value per share (the “Common Stock”) presently held and to be sold by certain selling shareholders listed in the Registration Statement (the “Selling Shareholders”) pursuant to the Registration Statement; (ii) warrants to purchase 2,722,541 shares of Common Stock (the “Warrants” and together with the Common Stock, the “Securities”) presently held and to be sold by the Selling Shareholders; and (iii) 2,722,541 shares of Sterling Common Stock to be issued to and sold by the Selling Shareholders upon exercise of the Warrants.

For purposes of this opinion letter, we have examined the Registration Statement, Sterling’s Restated Articles of Incorporation and Bylaws, and copies of such other agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Common Stock will be when issued, properly signed by authorized officers of Sterling or their agents. As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of Sterling to us. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any Securities, there will not have occurred any change in law affecting the validity of the issuance of such Securities.

We have further assumed that (i) all parties have acted and will continue to act in good faith and in accordance with the terms and conditions of the Securities, (ii) the Warrant Shares will be issued in transactions exempt from the registration requirements of state and federal securities laws and otherwise in compliance with applicable securities laws, and (iii) all actions necessary to confer ownership of the Securities on the holders thereof have been or will be taken.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinion expressed below is also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability, materiality and public policy (regardless of whether the applicable agreements are considered in a proceeding in equity or at law), and are further subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers.

We are admitted to practice law in the State of Washington, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the federal laws of the United States of America and the laws of the State of Washington, all as in effect as of this date. Insofar as the following opinion involves matters governed by the laws of the State of New York, we have relied, without independent investigation, on the opinion of Davis Polk & Wardwell LLP as of the date hereof and delivered to you today. To the extent that the laws of any other jurisdiction govern the legal validity, binding effect and enforceability of any obligation of Sterling as to which we opine herein, we have assumed that the laws of such other jurisdiction do not differ, in any respect material to such opinion, from the laws of the State of Washington as currently in effect and the judicial and administrative interpretations thereof (without regard to laws regarding choice of law or conflict of laws).

Based upon, subject to and limited by the foregoing, we are of the opinion that as of the date hereof and as of the effective date of the Registration Statement: (i) the 32,415,161 shares of Common Stock presently held and to be sold by the Selling Shareholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable; (ii) the Warrants to purchase 2,722,541 shares of Sterling Common Stock constitute valid and binding obligations of Sterling under the laws governing the Warrant agreements; and (iii) the 2,722,541 shares of Common Stock to be issued to and sold by the Selling Shareholders upon exercise of the Warrants, when issued in the manner and for the consideration stated in the Warrants and the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and, provided that the conditions set forth in this letter are satisfied, any amendments or supplements thereto. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act. This opinion is intended solely for use in connection with the issuance and sale of Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first written above, and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Witherspoon, Kelley, Davenport & Toole